LEASE AGREEMENT

The undersigned Lessor wishes to lease the Leased Premises to the Lessee and the Lessee wishes to lease the Leased Premises from the Lessor on the terms and conditions set out herein.

SCHEDULE

1. Lessor

1.1	Full name:	Mundo Talio SL

1.2	Registration Number:	B63747208

1.3	Physical Address:	c/Pous 18, 08740 Sant Andreu de la Barca, Barcelona, Spain

1.4	Postal Address:	c/Pous 18, 08740 Sant Andreu de la Barca, Barcelona, Spain

1.5	E-mail:	info@talio.net

2. Lessee

2.1	Full name:	Leatt Corporation

2.2	EIN Number:	20-281-9367

2.3	Physical Address:	12 Kiepersol Cres, Atlas Gardens, Contermanskloop Road, Durbanville, 7550

2.4	Postal Address:	Suite 109, Private Bag X3, Bloubergrant, 7442, Cape Town, South Africa

2.5	E-mail:	lara@leatt.com

3.	Commencement Date:	1 September 2020

4.	Leased Premises:	Calle Jaén, number 1 of -08740-, Sant Andreu de la Boat, Spain.

5. Applicability of Terms and Conditions

The Schedule and the Standard Terms and Conditions attached hereto shall form the Agreement between the Lessor and the Lessee.

Index

LEASE AGREEMENT

24 February 2021

LEASE AGREEMENT

1 INTERPRETATION

1.1 In this Agreement, unless inconsistent with or otherwise indicated by the context –

1.1.1 “the/this Agreement” means this Lease Agreement, comprising of the Schedule and the terms and conditions as set out in this document and the annexures hereto;

1.1.2 “Business Day” means any day that is not a Saturday, Sunday or South African public holiday;

1.1.3 “Commencement Date” means the date set out at paragraph 3 of the Schedule, notwithstanding the Signature Date;

1.1.4 “Lessor” means the party set out in paragraph 1 of the Schedule;

1.1.5 “Lessee” means the party set out in paragraph 2 of the Schedule;

1.1.6 “Lease Period” means the period of this Agreement referred to in clause 4.1;

1.1.7 “Leased Premises” means the premises set out in paragraph 4 of the Schedule;

1.1.8 “the Parties” means the Lessor and the Lessee and “Party” means either one of them as the context may indicate;

1.1.9 “Rental” means a monthly rental of €1256.86 (one thousand two hundred fifty-six Euros and eighty-six cents);

1.1.10 “Schedule” means the schedule to which these standard terms and conditions are attached;

1.1.11 “the Signature Date” means the date on which this Agreement is signed by the Party signing last in time;

1.1.12 words importing the singular shall include the plural and vice versa;

1.1.13 words importing natural persons includes legal persons and partnerships and vice versa;

1.1.14 words importing one gender includes the other genders;

1.1.15 any reference to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

1.1.16 where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

1.2 The clause headings in this Agreement have been inserted for reference purposes only and shall not affect the interpretation of any provision of this Agreement.

1.3 Words and expressions defined in any sub-clause shall, for the purpose of the clause of which the sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.

1.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, effect shall be given to it as if it were a substantive clause in the body of the Agreement, notwithstanding that it is only contained in this interpretation clause.

1.5 If any period is referred to in this Agreement by way of reference to a number of days, the days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the day shall be the next succeeding Business Day.

1.6 The rule of construction that the contract shall be interpreted against the Party responsible for the drafting or preparation of this Agreement, shall not apply.

1.7 This Agreement shall be governed by and construed and interpreted in accordance with the law of the Republic of South Africa.

1.8 Expressions defined in this Agreement shall bear the same meanings in any annexure hereto which does not contain its own definitions.

2 INTRODUCTION

The Parties record that –

2.1 the Lessor is the owner of the Leased Premises;

2.2 the Lessee wishes to lease the Leased Premises from the Lessor; and

2.3 the Parties have reached agreement as to the terms and conditions of the letting of the Leased Premises, which terms and conditions are contained in this Agreement.

3 THE LEASE

The Lessor hereby lets to the Lessee, who hereby hires from the Lessor, the Leased Premises on the terms and subject to the conditions hereinafter set forth.

4 COMMENCEMENT AND DURATION

4.1 This Agreement shall come into operation on the Commencement Date and shall subsist for a period of 10 months (“Initial Period”), subject to clause 4.2, terminating on the earlier of the following days –

4.1.1 the lapse of the Initial Period; or

4.1.2 if this Agreement is validly terminated or cancelled in accordance with its provisions.

5 RENTAL

5.1 The Lessee shall make payment of the Rental to the Lessor in advance on or before the first Business Day of each month, with the first Rental Payment being payable on or before 1 September 2020.

6 LESSEE’S RIGHTS AND OBLIGATIONS

6.1 Deposit

6.1.1 The Lessee shall pay –

6.1.1.1 €6000 (six thousand Euros) as a deposit in respect of the Rental; and

6.1.1.2 €12.02 (twelve Euros and two cents) as a deposit in respect of water charge,

on or before the Commencement Date, both of which are refundable on termination of this Agreement less any deductions in respect of damages to the premises, reasonable wear and tear excluded, and any other unpaid amounts that the Lessee may owe to the Lessor in terms of this Agreement. The said deposits shall be held by the Lessor in an interest- bearing account and shall be retained by the Lessor for the duration of this Agreement and for a period of 14 days after the termination hereof, whereupon it shall be refunded to the lessee together with the interest thereon.

6.2 Electricity

The Lessee shall –

6.2.1 not alter, interfere with or overload the electrical, lighting or heating installations in the Leased Premises;

6.2.2 be liable for payment of the electricity consumed at the Leased Premises which shall be separately metered and billed to the Lessee by the Lessor, on a monthly basis; and

6.2.3 notify the Lessor and the relevant authority should the electrical current to the Leased Premises cease or become defective or be interrupted.

6.3 Water

The Lessee shall –

6.3.1 notify the relevant authority should the water supply to the Leased Premises cease or become defective or be interrupted; and

6.3.2 be liable to the Lessor for payment of the amounts due in respect of the Lessee’s water usage at the Leased Premises, which amount will be billed to the Lessee on a monthly basis.

6.4 Alarm System

6.4.1 It is recorded that the Lessee has paid the Lessor for the installation of an alarm system.

6.4.2 The Lessee shall pay the Lessor agreed monthly maintenance of the alarm, which amount will be billed to the Lessee on a monthly basis (“Alarm System”).

6.5 Maintenance

The Lessee –

6.5.1 shall, upon the termination of this Agreement, deliver the Leased Premises to the Lessor in a clean condition and good state of repair, fair wear and tear excepted; and

6.5.2 shall keep and maintain the Leased Premises in a neat, clean, tidy and hygienic condition as no such service shall be provided by the Lessor.

6.6 Alterations

The Lessee –

6.6.1 shall not make any alterations or additions of any nature whatsoever to the Leased Premises without the Lessor’s prior written consent, which consent shall not be unreasonably withheld, provided that the Lessee shall not at any time or under any circumstances have any claim whatsoever against the Lessor for improvements so effected to the Leased Premises; and

6.6.2 if any alternations or additions are made to the Leased Premises with the Lessor’s prior written consent, then the Lessee shall, if so required by the Lessor, upon the termination of this Agreement reinstate the Leased Premises, to the same condition that it was in prior to such alterations or additions.

6.7 Fixtures and Fittings

 =The Lessee –

6.7.1 may at any time with the prior written consent of the Lessor, which consent shall not be unreasonably withheld, install any fixtures, fittings and equipment in the Leased Premises for the purposes of carrying on the Lessee’s business; and

6.7.2 may at any time and shall, prior to the termination of this Agreement, remove any fixtures or fittings installed in terms of clause 6.7.1, provided that the Lessee shall, at its own cost and expense, repair any damage caused by the installation and/or removal of such fixtures, fittings or equipment.

6.8 Insurance

6.8.1 The Lessor has arranged insurance in respect of the Lessee’s stock at the premises (depending on stock levels) to the maximum of €200,000 (two hundred thousand Euros) and an additional Civil Risk Policy in respect of third-party liability to the value of €600,000 (six hundred thousand Euros).

6.8.2 The Lessee shall make payment of the aforesaid insurance premium to the insurer annually in advance upon receipt of the invoice in respect thereof from the Lessor.

6.9 Vacation of Premises

The Lessee shall, on vacating the Leased Premises –

6.9.1 afford the Lessor access to the Leased Premises for the purpose of conducting a full inspection; and

6.9.2 deliver all keys to the Lessor or its agent.

7 THE LESSOR’S RIGHTS AND OBLIGATIONS

7.1 Access

The Lessor may at any time –

7.1.1 have reasonable access to the Leased Premises for the purposes of inspecting or repairing the Leased Premises or for any other purposes associated therewith;

7.1.2 repair or add to the Leased Premises; and

7.1.3 alter the Leased Premises when required to do so by any lawful Authority, provided that the Lessor shall exercise its rights in terms hereof with the least possible inconvenience to the Lessee.

7.2 Alarm

The Lessor will be responsible for maintaining (or procuring maintenance services of) the Alarm System paid for on a monthly basis.

7.3 Assignment

Neither party shall be entitled to cede their rights or delegate their obligations as set out in this Agreement without the prior written consent of the other Party, which consent may not be unreasonably withheld.

7.4 Electricity and Water

The Lessor shall use its best endeavours to ensure that there is uninterrupted electricity and water supply to the Leased Premises, provided that the Lessor’s obligation herein is limited to the extent that an interruption to the electricity or water supply is caused for a reason outside of the Lessor’s control.

7.5 Fit for Purpose

The Lessor shall ensure that the Leased Premises shall at all times for the duration of this Agreement, ensure that the Leased Premises is fit for the purpose for which the Lessee is lettering it, being warehousing and storage space.

8 DAMAGE TO OR DESTRUCTION OF PREMISES

8.1 Destruction of the whole or portion of the Leased Premises

8.1.1 Should any damage to or destruction of the whole or portion of the Leased Premises take place, the Lessee shall be entitled, within 30 days after such damage or destruction, to decide whether or not to terminate this Agreement and shall notify the Lessor of its decision in writing within such period. Should the Lessee not notify the Lessor of its decision within such period, it shall be deemed to have elected to terminate this Agreement.

8.1.2 Should the Lessee elect or be deemed to have elected to terminate this Agreement, the Lessee shall have no claim of any nature whatsoever against the Lessor as a result of such termination, but shall not be liable for the payment of Rental from the date of such damage or destruction.

8.1.3 Should the Lessor elect not to terminate this Agreement -

8.1.3.1 the Lessor shall reinstate the Leased Premises at its own cost within 3 months after its election not to terminate this Agreement (or such longer period as may be reasonable in the circumstances);

8.1.3.2 the Lessee shall not be liable for the payment of Rental as long as it is deprived of beneficial occupation of the Leased Premises;

8.1.3.3 the Lessee shall be given beneficial occupation from time to time on any part of the Leased Premises, the provisions of this Agreement shall mutatis mutandis apply to such occupation and

8.1.3.4 the Lessee shall make payment of the Rental therefor on a pro rata basis; and

8.1.3.5 the period of this Agreement shall, at the option of the Lessee, shall be extended by the period during which the Lessee is deprived of beneficial occupation of the whole of the Leased Premises.

9   BREACH

9.1 Should –

9.1.1 the Lessee fail to pay any amount due by the Lessee in terms of this Agreement on due date and remain in default for a period of not less than 7 days after receiving notification in writing from the Lessor to do so; or

9.1.2 the Lessee commit any other material breach in terms of any terms of this Agreement and fail to remedy that breach within a period of 14 days after the receipt of written notice to that effect by the Lessor and complete the remedying of such breach within a reasonable time; or

9.1.3 the Lessee repeatedly breach any of the material terms of this Agreement in such manner as to justify the Lessor in holding that the Lessee’s conduct is inconsistent with the intention or liability of the Lessee to carry out the terms of this Agreement; or

9.1.4 the Lessee commit the same material breach in respect of which it has received written notice from the Lessor on more than two occasions in any period of 3 months,

then and in any one of such events, the Lessor shall, without prejudice to its right to claim damages or to the Lessor’s right to eject the Lessee from the Leased Premises or to any other claim of any nature whatsoever that the Lessor may have against the Lessee as a result thereof –

9.1.5 be entitled to cancel this Agreement; or

9.1.6 in the case of a breach in terms of clauses 9.1.2, be entitled to remedy such breach and immediately recover the total cost incurred by the Lessor in so doing from the Lessee.

9.2 Should the Lessor commit a breach of any of its obligations under this Agreement, and fail to remedy such breach within 14 days after receipt of a written notice from the Lessee requiring the Lessor to do so, the Lessee shall have the right to claim specific performance of any of the Lessor’s obligations under this Agreement, or alternatively to immediately cancel this Agreement, without prejudice to any other remedy which the Lessor may have in law, including the right to claim damages.

10 DISPUTE RESOLUTION

10.1 Any Party may demand that a dispute be determined in terms of this clause 10 by written notice given to the other Parties in accordance with the Expedited Rules (“Rules”) of the Arbitration Foundation of Southern Africa (“AFSA”).

10.2 This clause shall not prevent any Party from obtaining interim relief on an urgent basis from a court of competent jurisdiction, pending the decision of an arbitrator.

10.3 The Parties hereby consent to the arbitration being dealt with on an urgent basis in terms of the Rules of AFSA should either Party, by written notice, require the arbitration to be held on an urgent basis. In such event either Party may apply to the AFSA Secretariat as required in terms of the said Rules to facilitate such urgent arbitration.

10.4 The arbitration shall be held –

10.5 at Cape Town or by way of electronic communication, should the Parties agree (or failing agreement, at the instance of the arbitrator);

10.6 with only the legal and other representatives of the Parties to the dispute present thereat; and

10.7 otherwise in terms of the Arbitration Act, No. 42 of 1965 (“Arbitration Act”), unless otherwise provided for herein.

10.8 The arbitrator shall be a practising advocate of the Cape Bar of at least ten years’ standing, appointed by agreement between the parties to the dispute, subject to clause 10.6.

10.9 Should the Parties fail to agree on an arbitrator within 14 (fourteen) days after the giving of notice in terms of clause 10.1, the arbitrator shall be appointed by the Chairperson of the Cape Bar Council (or by AFSA if the Cape Bar Council no longer exists), at the request of either Party to the dispute.

10.10 The Parties hereby consent to the jurisdiction of the High Court of South Africa in respect of the proceedings referred to in clause 10.8.

10.11 The decision of the arbitrator shall be final and binding on the Parties to the dispute and may be made an order of the court referred to in clause 10.7, at the instance of any of the parties to the dispute.

10.12 The Parties agree to keep the arbitration including the subject matter of the arbitration and the evidence heard during the arbitration confidential and not to disclose it to anyone except for purposes of obtaining an order as contemplated herein.

10.13 It is recorded that it is the intention of the Parties, that any dispute referred to arbitration in terms of clause 10.1 shall be resolved strictly in accordance with the provisions of this clause 10. The Parties accordingly agree and undertake as follows -

10.14 that it shall not make any application to Court as contemplated in terms of section 3(2) of the Arbitration Act;

10.15 that it shall not make any application as contemplated in terms of section 20(1) of the Arbitration Act; and

10.16 the periods set out in section 23 of the Arbitration Act shall not be applicable to any arbitration proceedings arising out of this Agreement.

10.17

11 NOTICES AND DOMICILIA

11.1 Each of the Parties choose as domicilia citandi et executandi their respective addresses set out in the Schedule for the purposes of the giving of any notice, the serving of any process and for any other purpose arising out of or in connection with this Agreement.

11.2 Each of the Parties shall be entitled from time to time to vary its domicilia citandi et executandi to any other address within the Republic of South Africa which is not a post office box or post restante.

11.3 Any notice given in terms of this Agreement shall be in writing and shall -

11.3.1 if transmitted by electronic mail message be deemed to have been received by the addressee on the expiration of 24 (twenty four) hours after transmission;

unless the contrary is proved.

11.4 Notwithstanding anything to the contrary contained or implied in this Agreement, a written notice or communication actually received by one of the Parties from the other including by way of electronic mail message shall be adequate written notice or communication to such Party.

12 SEVERANCE

Each of the provisions of this Agreement is separate and severable and enforceable accordingly. If any such term or condition is or becomes unenforceable for any reason whatsoever, that term or condition is severable from and shall not affect the validity of any other term or condition contained in this Agreement.

13 GENERAL

13.1 The expiration, cancellation or other termination of this Agreement shall not affect those provisions of this Agreement which expressly provide that they will operate after such expiration, cancellation or other termination or which of necessity must continue to endure after such expiration, cancellation or other termination, notwithstanding that the relevant clause may not expressly provide for such continuation.

13.2 This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof and save as may be expressly set out herein, no agreements, representations or warranties between the Parties regarding the subject matter hereof other than those set out herein are binding on the Parties.

13.3 No indulgence, leniency or extension of time which any Party may give or allow to the other Party in respect of the performance of any obligation hereunder, shall in any way prejudice the Party giving or allowing the indulgence, leniency or extension or preclude such Party from exercising any of its rights and enforcing the obligations of the other Party in terms of this Agreement.

13.4 No addition to, alteration, cancellation, variation or novation of this Agreement and no waiver of any right arising from this Agreement or its breach or termination shall be of any force or effect unless reduced to writing and signed by all the Parties or their duly authorised representatives.

14 SIGNATURE

14.1 This Agreement is signed by the Parties on the dates and at the places indicated opposite their respective names.

14.2 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

14.3 The persons signing this Agreement in a representative capacity warrant their authority to do so.